As filed with the Securities and Exchange Commission on May 21, 2004
                        File No. 333-_____

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

                    PCS Edventures!.com, INC.

      (Exact name of Registrant as specified in its Charter)


           IDAHO                                           82-0475383
-------------------------------                       --------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                  345 Bobwhite Court, Suite 200
                        Boise, Idaho 83706
             (Address of principal executive offices)

               2004 NON-QUALIFIED STOCK OPTION PLAN
     NON-QUALIFIED STOCK OPTION AGREEMENT WITH JAVAN KHAZALI
                     (Full Title of the Plan)

            Anthony A. Maher, Chief Executive Officer
                    PSC Edventures!.com, Inc.
                  345 Bobwhite Court, Suite 200
                        Boise, Idaho 83706
                     Telephone (208) 343-3110
    (Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                 CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities                       Offering      Aggregate     Amount of
to be           Amount to be     Price Per     Offering      Registration
Registered      Registered       Share         Price         Fee
------------------------------------------------------------------------------
Common Stock    10,000,000        $0.35 (2)     $3,500,000      $443.45
                shares(1)
------------------------------------------------------------------------------
(1) This Registration Statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the plans.

(2) The offering price is calculated in accordance with Rule 457(h)(l) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on May 10, 2004.

                              PART I

ITEM 1.   PLAN INFORMATION

(a)  General Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or independent contractors as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the"1933 Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

(b)  Securities to be Offered

The Company hereby registers 10,000,000 shares of the Company's Common Stock (the "Shares") in connection with its 2004 Non-Qualified Stock Option Plan (the "Plan"). The Plan was effective April __, 2004, when it was approved by the Company's Board of Directors. Included in the Shares are 6,000,000 shares underlying 6,000,000 options granted to Javan Khazali, under the Plan.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANUUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or independent contractors as specified by Rule 428(b). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                             PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

(a)  The Company's Annual Report on Form 10-KSB for the year ended March 31,
2003;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003;

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003;

(e) The description of the Common Stock contained in the Company's Registration Statement on Form SB-2 filed on January 10, 2001 and in any amendment or report filed for the purpose of amending such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article V of the Company's Bylaws provide as follows:
To the fullest extent permitted by law, this corporation shall indemnify any person and to advance expenses incurred or to be incurred by such person in defending a civil, criminal, administrative or investigative action, suit or proceeding threatened or commenced by reason of the fact said person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Any indemnification or advancement of expenses so granted or paid by the corporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

The Company has obtained a Directors and Officers Liability Insurance for its officers and directors.

The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers, directors, employees and agents of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling PCS, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

 4.2 2004 Non-Qualified Stock Option Plan.

 4.3 Non-Qualified Stock Option Agreement with Javan Khazali dated April 28,
     2004.

 5.1 Opinion of William B. Barnett, Attorney at Law.

23.1 Consent of  HJ & Associates, Certified Public Accountants.

23.2 Consent of William B. Barnett, Attorney at Law   Contained in Exhibit 5.1

ITEM 9.  UNDERTAKINGS

The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no post-effective amendment hereto shall be required; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho on May 18, 2004.

                   PCS EDVENTURES !. COM, INC.



                                   By: /s/Anthony A. Maher
                                      ------------------------
                                      Anthony A. Maher
                                      Chief Executive Officer




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                        TITLE                          DATE


                                 Chairman of the Board,
/s/Anthony A. Maher              Chief Executive Officer         May 18, 2004
------------------------         and President
Anthony A. Maher


/s/Christina M. Vaughn           Chief Financial Officer         May 18, 2004
------------------------
Christina M. Vaughn


/s/Donald J. Farley              Secretary and Director         May 18, 2004
------------------------
Donald J. Farley


/s/Cecil D. Andrus               Director                       May 18, 2004
------------------------
Cecil D. Andrus
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                          EXHIBIT INDEX

 4.2 2004 Non-Qualified Stock Option Plan.

 4.3 Non-Qualified Stock Option Agreement with Javan Khazali dated April 28,
     2004

 5.1 Opinion of William B. Barnett, Attorney at Law.

23.1 Consent of HJ & Associates, LLC.

23.2 Consent of William B. Barnett, Attorney at Law Contained in Exhibit 5.1.